Exhibit 99.2

1 1 supplemental Strategy. Execution. Results. report 2014 Fourth Quarter Lake Port Square Leesburg, FL THE ONLY REIT IN THE S&P 500® THE FIRST HEALTHCARE REIT DIVIDEND ARISTOCRATS® S&P 500 IN THE INDEX

2 Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Portfolio Summary 15 Senior Housing 20 Post-Acute/Skilled 24 Life Science 27 Medical Office 30 Hospital 32 Investment Management Platform 33 Entrance Fee CCRC Portfolio 34 Definitions 35 Reconciliations 39 Company Information 41 Forward Looking Statements & Risk Factors 42 TABLE OF Contents

THIS QUARTER Sustainability HCP sponsored and its employees participated in fundraising supporting the Walk to End Alzheimer’s® in Huntington Beach, CA and Nashville, TN. We are proud to support one of the nation’s largest events to raise awareness and funds for Alzheimer’s care, support and research. Charitable Giving Provided seed funding to the UCI Irvine Institute for Memory Impairment and Neurological Disorders (UCI MIND) to establish a Clinical Trial Registry to further Alzheimer’s research. Encino Medical Plaza - MOB Encino, CA Environmental Demonstrated our commitment to reduce greenhouse gas emissions by: • Completing a solar panel project at Encino Medical Plaza – reducing energy consumption by 15% • Partnering with Geostellar to offer a residential solar installation and financing program to HCP employees and their families Walk to End Alzheimer’s

THE NUMBERS Summary PORTFOLIO INCOME FROM ASSETS UNDER MANAGEMENT (1) Dollars in thousands, except per share data Hospital5% Post-Acute/Skilled31% SeniorHousing37% MedicalOffice13% LifeScience14% Three Months Ended December 31, 2014 2013 Revenues $ 603,528 $ 530,297 NOI 449,288 436,016 Cash NOI 423,411 404,013 Year-Over-Year SPP Cash NOI % Growth 3.5% 3.5% Adjusted EBITDA $ 480,150 $ 457,677 Diluted FFO per common share 0.70 0.76 Diluted FFO as adjusted per common share 0.79 0.76 Diluted FAD per common share 0.66 0.61 Diluted EPS 0.43 0.64 Dividends per common share 0.545 0.525 FFO as adjusted payout ratio 69% 69% FAD payout ratio 83% 86% Financial Leverage 41.5% 39.2% Adjusted Fixed Charge Coverage 4.0x 4.0x December 31, 2014 Property Count Assets Under Management (2) Senior housing 479 $ 9,143,983 Post-acute/skilled 301 6,843,725 Life science 115 3,798,743 Medical office 281 3,776,181 Hospital 20 692,900 1,196 $ 24,255,532 (1) Represents Cash NOI from real estate owned by HCP, interest income from Debt Investments and HCP’s pro rata share of Cash NOI from real estate owned in the Company’s unconsolidated joint ventures for the quarter ended December 31, 2014. Represents the real estate investments owned by HCP, the carrying amount of Debt Investments and 100% of the real estate investments held in the Company’s unconsolidated joint ventures excluding assets under development and land held for development at December 31, 2014.

HEAT MAP Triple-Net Master Lease Profile(1) 0.4% 0.4% 0.8% 0.7%0.1%0.1%0.5% 8.8% 0.5% 0.5% 1.2% 0.4% 0.7%0.4% 1.4% 1.3% 0.4% 0.9%0.7% 0.8% 0.7% 0.6% 0.2% 0.4% 0.1% 0.6% 0.2% 0.1% 0.2% 0.4% 0.50x0.75x1.00x1.25x1.50x024681012141618TERM(YEARS TO EXPIRATION) 0.7% 0.2% 28.0% (3) 12.00x25EBITDAR CFC(TRAILING TWELVE MONTHS ENDED 9/30/2014) 96 % INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 96% of triple-net Annualized Revenues(1)(2) (1) Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCR ManorCare, Inc. (“HCR”) (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR Portfolio Summary in this report.

CREDIT Profile Financial Leverage Adjusted Fixed Charge Coverage 48.7% 58.7% 57.4% 47.6% 43.4% 38.2% 41.0% 40.2% 39.2% 41.5% 0% 20% 40% 60% 80% Pre-CNLAcquisition20062007200820092010201120122013201411.5% 21.2% 11.8% 15.1% 15.8% 14.1% 10.0% 8.3% 6.8% 5.0% 0% 5% 10% 15% 20% 25% Pre-CNLAcquisition2006200720082009201020112012201320142.9x 2.3x 2.2x 2.4x 2.6x 2.9x 3.1x 3.6x 4.0x 4.1x 0.0x1.0x2.0x3.0x4.0x5.0xPre-CNLAcquisition2006200720082009201020112012201320145.1x 11.4x 8.7x 6.3x 6.2x 5.2x 5.3x 5.3x 4.6x 5.4x 0.0x2.0x4.0x6.0x8.0x10.0x12.0xPre-CNLAcquisition200620072008200920102011201220132014(1) (1) (1) Secured Debt Ratio Net Debt to Adjusted EBITDA Credit Ratings (Senior Unsecured Debt) Moody’s Baa2 Baa3 Baa3 Baa3 Baa3 Baa3 Baa2 Baa1 Baa1 Baa1 (Stable) Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ (Stable) Fitch BBB+ BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ (Stable) (1) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010.

CREDIT Profile Total Gross Assets (in billions) Same Property NOI Growth 83% 87% 80% 77% 86% 83% 71% 72% 70% 72% 50% 60% 70% 80% 90% Pre-CNLAcquisition200620072008200920102011201220132014$4.7 $10.6 $13.7 $13.2 $13.8 $14.2 $19.2 $22.0 $22.5 $24.5 $0$5$10$15$20$25$30Pre-CNLAcquisition2006200720082009201020112012201320142.1% 2.6% 2.0% 1.6% 3.2% 4.8% 4.0% 4.2% 3.1% 3.3% 2.4% 4.6% 4.6% 2.1% (2.8%) (0.6%) 2.7% 3.7% 3.9% (4%) (2%) 0% 2% 4% 6% HCPMajor Property Sectors$0.3 $0.4 $0.6 $1.4 $1.6 $1.5 $1.1 $1.7 $1.8 $1.3 $0.0$0.5$1.0$1.5$2.0Pre-CNLAcquisition200620072008200920102011201220132014(1) (3) 2005200620072008200920102011201220132014(2) (3) Liquidity(4) (in billions) FFO as Adjusted Payout Ratio (1) Presented as originally reported and represents annual SPP Cash NOI growth. (2) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated November 20, 2014 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. (3) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. (4) Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

Capitalization Dollars and shares in thousands, except price data TOTAL DEBT December 31, 2014 December 31, 2013 Bank line of credit $ 838,516 $ — Term loan(1) 213,610 226,858 Senior unsecured notes 7,626,194 6,963,375 Mortgage debt 984,431 1,396,485 Other debt 97,022 74,909 Consolidated Debt $ 9,759,773 $ 8,661,627 HCP’s share of unconsolidated debt(2) 413,561 139,551 Total Debt $ 10,173,334 $ 8,801,178 TOTAL MARKET CAPITALIZATION December 31, 2014 Shares Value Total Value Common stock (NYSE: HCP) 459,746 $ 44.03 $ 20,242,616 Convertible partnership (DownREIT) units(3) 6,080 44.03 267,702 Total Market Equity $ 20,510,318 Consolidated Debt 9,759,773 Total Market Equity and Consolidated Debt $ 30,270,091 HCP’s share of unconsolidated debt(2) 413,561 Total Market Capitalization $ 30,683,652 (1) Represents £137.0 million translated into U.S. dollars. (2) Reflects pro rata share of mortgage and other debt in the Company’s Investment Management Platform, HCR and the 2014 CCRC joint venture (“CCRC JV”) with Brookdale Senior Living (“Brookdale”). (3) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

Capitalization Common Stock and Equivalents In thousands Shares Outstanding December 31, 2014 Weighted Average Shares Three Months Ended December 31, 2014 Weighted Average Shares Year Ended December 31, 2014 Diluted EPS Diluted FFO Diluted FAD Diluted EPS Diluted FFO Diluted FAD Common stock 459,746 459,333 459,333 459,333 458,425 458,425 458,425 Common stock equivalent securities: Restricted stock and units 1,012 27 27 27 42 42 42 Dilutive impact of options 392 392 392 392 329 329 329 Convertible partnership units 6,080 — 6,080 6,080 — 6,049 6,049 Total common stock and equivalents 467,230 459,752 465,832 465,832 458,796 464,845 464,845 9 Solana Horsham Horsham, PA

Indebtedness and Ratios

As of December 31, 2014, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated Debt		Total Debt	
	Bank Line of Credit	Term Loan[1]	Amounts	Rates %[2]	Amounts[3]	Rates %[2]	Consolidated Debt	Amounts[4]	Rates %[2]	Amounts	Rates %[2]
2015	$ —	$ —	$ 400,000	6.57	$ 40,628	3.58	$ 440,628	$ 13,300	5.82	$ 453,928	6.28
2016	—	213,610	900,000	5.10	292,222	6.87	1,405,832	61,647	5.99	1,467,479	4.75
2017	—	—	750,000	6.02	581,891	6.07	1,331,891	103,360	4.74	1,435,251	5.95
2018	838,516[5]	—	600,000	6.82	6,583	5.90	1,445,099	54,245	4.80	1,499,344	3.82
2019	—	—	450,000	3.96	2,072	N/A	452,072	47	N/A	452,119	3.95
2020	—	—	800,000	2.79	2,078	5.21	802,078	49	N/A	802,127	2.80
2021	—	—	1,200,000	5.54	9,384	5.40	1,209,384	52	N/A	1,209,436	5.54
2022	—	—	300,000	3.44	902	N/A	300,902	54	N/A	300,956	3.43
2023	—	—	800,000	4.40	964	N/A	800,964	1,863	5.06	802,827	4.40
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	—	N/A	1,151,031	4.12
Thereafter	—	—	300,000	6.88	48,811	4.88	348,811	—	N/A	348,811	6.60
Subtotal	**$ 838,516**	**$ 213,610**	**$7,650,000**		**$ 986,566**		**$ 9,688,692**	**$ 234,617**		**$ 9,923,309**	
Other debt[6]	—	—	—		—		97,022	176,358		273,380	
(Discounts) and premiums, net	—	—	(23,806)		(2,135)		(25,941)	2,586		(23,355)	
Total	**$ 838,516**	**$ 213,610**	**$7,626,194**		**$ 984,431**		**$ 9,759,773**	**$ 413,561**		**$10,173,334**	
Weighted average interest rate %	1.60	2.00	4.95		6.16		4.71	4.71		4.71	
Weighted average maturity in years	3.25	1.58	6.03		3.30		5.51	2.36		5.38	

(1) Represents £137.0 million translated into U.S. dollars.
(2) Relates to maturing amounts.
(3) Mortgage debt attributable to non-controlling interests at December 31, 2014 was $52.4 million, excluding DownREITs.
(4) Reflects pro rata share of mortgage and other debt in the Company's Investment Management Platform, HCR and the CCRC JV. Includes our pro rata share (9.4%) of $385.0 million in HCR debt that accrues interest at LIBOR plus 350bps (subject to a floor of 150bps) and matures in April 2018.
(5) Includes £355.0 million translated into U.S. dollars.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

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Indebtedness and Ratios December 31, 2014 December 31, 2013 Consolidated Debt/Consolidated Gross Assets 41.8% 39.1% Financial Leverage (Total Debt/Total Gross Assets) 41.5% 39.2% Consolidated Secured Debt/Consolidated Gross Assets 4.2% 6.3% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 5.0% 6.8% Fixed and Variable Rate Ratios:(1) Fixed Rate Total Debt 90.8% 99.2% Variable Rate Total Debt 9.2% 0.8% 100% 100% FINANCIAL COVENANTS AS OF DECEMBER 31, 2014(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 42% Secured Debt Ratio No greater than 30% 6% Unsecured Leverage Ratio No greater than 60% 43% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x (1) $71.4 million of variable-rate mortgages and £137.0 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float). (2) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

Investments Dollars in thousands INVESTMENTS December 31, 2014 Description Three Months Ended Year Ended Investment in Entrance Fee CCRC JV(1) $ — $ 588,270 United Kingdom debt investment(2) 561,886 561,886 Investment in United Kingdom real estate(3) 19,649 147,045 Investment in other real estate assets 51,352 398,486 Total fundings for development, tenant and capital improvements 110,281 272,998 Construction loan commitment fundings 1,342 13,864 Total Investments $ 744,510 $ 1,982,549 (1) On August 29, 2014, in conjunction with a lease amendment transaction with Brookdale, the Company formed an unconsolidated joint venture that owns 14 CCRC campuses in a RIDEA structure. Represents the Company’s 49% interest in the joint venture’s investment of $1.2 billion. See page 34 for further details. (2) Represents the Company’s HC-One debt investment of £354.9 million, translated into U.S. dollars as of the November 12, 2014 closing date. (3) Represents the Maria Mallaband portfolio that includes £75.8 million acquired on June 6, 2014 and £12.2 million acquired on October 22, 2014 and translated into U.S. dollars as of the closing dates. Springs Building Louisville, KY

Investments | Real Estate

For the year ended December 31, 2014, dollars and square feet in thousands

INVESTMENTS, DISPOSITIONS AND CONTRIBUTIONS

Location	Date	Capacity	Property Count	Segment	Investment/ Net Sales Price
Investments:					
Deer Park, IL[1]	February 18	8 Acres	—	Senior housing	$ 6,655
Dallas, TX	March 24	88 Sq. Ft.	1	Medical office	32,000
Miami, FL	May 1	148 Sq. Ft.	2	Medical office	26,000
Various, CA	June 2	203 Units	2	Senior housing	88,000
United Kingdom[2]	June 6	826 Units	20	Senior housing	127,396
Torrey Pines, CA	June 30	92 Sq. Ft.	1	Life science	43,750
Fredericksburg, VA	July 23	29 Sq. Ft.	1	Medical office	11,100
Philadelphia, PA	August 26	436 Sq. Ft.	1	Medical office	138,727
United Kingdom[2]	October 22	142 Units	3	Senior housing	19,649
Louisville, KY	December 5	327 Sq. Ft.	3	Medical office	51,122
Dispositions:					
Various, TN	February 11	369 Beds	2	Post-acute/skilled	21,715
San Antonio, TX	March 26	108 Beds	1	Hospital	16,686
Beckley, WV	July 31	185 Beds	1	Post-acute/skilled	13,119
Indianapolis, IN	December 31	124 Units	1	Senior housing	15,637
Contributed to CCRC JV:					
Various, FL/MI[3]	August 29	1,067 Units	2	Senior housing	91,603

(1) Represents the Company's initial investment (principally land) in conjunction with a $48 million 180-unit senior housing development project.
(2) Represents the Maria Mallaband portfolio that includes £75.8 million acquired on June 6, 2014 and £12.2 million acquired on October 22, 2014 and translated into U.S. dollars as of the acquisition dates.
(3) Represents the Company's carrying value in two campuses contributed to the CCRC JV, valued at $162 million.

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Investments | Development

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As of December 31, 2014, dollars and square feet in thousands[1]

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Estimated Completion Date	Capacity	Investment to Date	Estimated Total Investment
Development:						
The Cove - Phase I[1]	South San Francisco, CA	Life science	3Q 2016	253 Sq. Ft.	$ 26,145	$ 176,732
Deer Park	Deer Park, IL	Senior housing	4Q 2015	180 Units	17,249	47,690
Memorial Hermann	Pearland, TX	Medical office	1Q 2016	98 Sq. Ft.	5,491	18,800
Sky Ridge	Lone Tree, CO	Medical office	1Q 2016	118 Sq. Ft.	5,453	29,400
Redevelopment:						
Bayfront[2]	St. Petersburg, FL	Medical office	4Q 2015	120 Sq. Ft.	13,572	19,236
Folsom	Sacramento, CA	Medical office	4Q 2015	92 Sq. Ft.	38,553	59,350
Pacific Corporate Park	San Diego, CA	Life science	2Q 2016	57 Sq. Ft.	12,707	19,868
					$ 119,170	$ 371,076

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date[3]
California - Bay Area & San Diego	Life science	153	3,151	$ 363,461

PROJECTS PLACED IN SERVICE IN THE CURRENT QUARTER

Name of Project	Location	Segment	Capacity	Investment to Date	% Leased
Ridgeview	Poway, CA	Life science	115 Sq. Ft.	$ 20,564	100
1030 Mass Ave[2]	Cambridge, MA	Life science	31 Sq. Ft.	16,218	94
Delta Point[2]	Las Vegas, NV	Medical office	34 Sq. Ft.	13,773	89
				$ 50,555	

(1) Includes The Cove - Phase I development project that commenced in February 2015 with an investment of $26 million that was reported in land held for development at December 31, 2014.
(2) Represents a portion of the facility. Percentage leased represents full building.
(3) Excludes $26 million related to The Cove which is reflected in development projects in process. See Note 1.

15 Property Portfolio Property Count Investment Cash NOI Age (Years) Capacity Occupancy % EBITDARM CFC EBITDAR CFC Senior housing 397 $ 6,166,657 $ 128,755 19 35,489 Units 87.3 1.32x 1.12x Senior housing - operating 68 1,616,220 29,357 19 9,869 Units 86.7 N/A N/A Post-acute/skilled 301 5,875,525 121,912 35 38,309 Beds 84.3 2.02x 1.55x Life science 111 3,648,505 62,069 17 7,321 Sq. Ft. 95.2 N/A N/A Medical office 215 3,023,953 60,071 21 15,222 Sq. Ft. 90.8 N/A N/A Hospital 16 594,048 21,247 28 2,221 Beds 53.6 5.77x 5.37x 1,108 $ 20,924,908 $ 423,411 24 As of and for the quarter ended December 31, 2014, dollars and square feet in thousands Debt Investments Investment Interest Income Senior housing $ 152,733 $ 3,616 Post-acute/skilled 968,200 19,725 Hospital 17,470 — $ 1,138,403 $ 23,341 Total $ 22,063,311 $ 446,752 Portfolio Summary (1) CFC is not presented for HCR senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see HCR ManorCare Portfolio Summary. (1) (1) (1) (1)

Freedom Village at Brandywine West Brandywine, PA Portfolio Summary 16 For the quarter ended December 31, 2014, dollars in thousands NOI, CASH NOI AND INTEREST INCOME Segment Rental and RIDEA Revenues Operating Expenses NOI(2) Cash NOI Interest Income Cash NOI and Interest Income Senior housing(1) $ 239,051 $ 75,019 $ 164,032 $ 158,112 $ 3,616 $ 161,728 Post-acute/skilled 139,789 488 139,301 121,912 19,725 141,637 Life science 81,001 16,833 64,168 62,069 — 62,069 Medical office 97,741 37,059 60,682 60,071 — 60,071 Hospital 22,136 1,031 21,105 21,247 — 21,247 $ 579,718 $ 130,430 $ 449,288 $ 423,411 $ 23,341 $ 446,752 (1) Brookdale manages 68 assets on behalf of the Company under a RIDEA structure. For the three months ended December 31, 2014, revenues and operating expenses were $103.4 million and $74.0 million, respectively. (2) NOI attributable to non-controlling interests for the three months ended December 31, 2014 was $5.4 million, excluding DownREITs.

Portfolio Diversification As of and for the quarter ended December 31, 2014, dollars in thousands CASH NOI BY STATE State Properties Senior Housing Post-Acute/ Skilled Life Science Medical Office Hospital Total % of Total CA 160 $ 20,110 $ 4,837 $ 56,371 $ 2,970 $ 4,498 $ 88,786 21 TX 109 18,545 1,996 — 14,658 7,559 42,758 10 PA 56 6,370 26,414 — 2,629 — 35,413 8 FL 94 17,616 11,340 — 3,713 1,923 34,592 8 IL 51 8,685 14,717 — 324 — 23,726 6 OH 70 4,201 14,960 — 188 — 19,349 5 MI 37 2,451 11,927 — — — 14,378 3 MD 34 6,790 4,984 — 754 — 12,528 3 WA 30 4,468 2,653 — 5,299 — 12,420 3 CO 28 4,454 1,847 — 4,975 373 11,649 3 Other 439 64,422 26,237 5,698 24,561 6,894 127,812 30 1,108 $ 158,112 $ 121,912 $ 62,069 $ 60,071 $ 21,247 $ 423,411 100 OPERATOR/TENANT DIVERSIFICATION Annualized Revenues Company Primary Segment Amount % HCR Post-acute/skilled $ 522,856 28 Brookdale Senior housing 354,263 19 Sunrise Senior Living Senior housing 92,636 5 HCA Medical office 63,556 3 HC-One Post-acute/skilled 44,736 2 Amgen Life science 44,547 2 Genentech Life science 43,596 2 Tandem/LaVie Post-acute/skilled 34,316 2 Four Seasons Health Care Post-acute/skilled 26,614 1 Tenet Hospital 23,200 1 Other 615,780 35 $ 1,866,100 100

Same Property Portfolio As of December 31, 2014, dollars in thousands THREE-MONTH SPP Year-Over-Year Sequential Property Count Investment Percent of Property Portfolio Occupancy NOI Growth Occupancy NOI Growth 4Q14 4Q13 GAAP Cash 4Q14 3Q14 GAAP Cash Senior housing 392 $ 6,730,234 86 87.9% 87.7% 0.3% 3.7% 87.9% 87.2% 1.9% 4.3% Post-acute/skilled 301 5,866,919 100 83.2% 83.9% 2.5% 3.5% 83.2% 84.3% 0.6% 0.1% Life science 106 3,459,843 95 95.3% 92.3% 1.9% 4.0% 95.3% 94.4% 1.0% 1.3% Medical office 204 2,670,378 88 91.2% 92.2% 2.3% 1.5% 91.2% 91.3% 4.5% 3.0% Hospital 16 594,048 100 52.7% 51.4% 5.4% 5.8% 52.7% 53.6% 2.6% 2.7% 1,019 $ 19,321,422 92 1.8% 3.5% 1.7% 2.2% FULL-YEAR SPP Property Count Investment Percent of Property Portfolio Occupancy NOI Growth 4Q14 4Q13 GAAP Cash Senior housing 387 $ 6,674,266 86 87.8% 87.6% 0.6% 3.6% Post-acute/skilled 301 5,866,919 100 83.2% 83.9% 2.5% 3.5% Life science 105 3,438,487 94 95.2% 92.2% 1.4% 3.4% Medical office 203 2,654,930 88 91.2% 92.3% 1.2% 2.0% Hospital 15 578,844 97 52.3% 51.1% NM(1) 3.1% 1,011 $ 19,213,446 92 2.3% 3.3% (1) Not meaningful due to a one-time non-cash revenue adjustment in the prior year.

Expirations and Maturities

Annualized Revenues at December 31, 2014, dollars in thousands

LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing[3]	Post-Acute/ Skilled	Life Science	Medical Office	Hospital
2015[2]	$ 61,842	4	$ 220	$ —	$ 9,076	$ 52,546	$ —
2016	64,917	4	17,139	340	10,165	37,273	—
2017	106,308	6	10,759	—	31,876	51,006	12,667
2018	126,234	8	48,887	1,168	35,758	40,421	—
2019	87,658	5	8,893	18,633	15,519	37,281	7,332
2020	131,755	8	39,965	6,934	48,264	28,892	7,700
2021	64,725	4	12,147	—	34,638	16,658	1,282
2022	47,352	3	2,129	3,274	15,919	14,507	11,523
2023	65,100	4	23,553	—	34,173	7,374	—
2024	61,920	4	30,111	—	7,553	10,952	13,304
Thereafter	819,872	50	301,752	459,198	18,435	19,392	21,095
	$ 1,637,683	100	$ 495,555	$ 489,547	$ 261,376	$ 316,302	$ 74,903

DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2015	$ —	$ —	$ —
2016	6,854	6,854	—
2017	30,381	3,241	27,140
2018	1,505	1,505	—
2019	44,736	—	44,736
2020	26,614	—	26,614
2021	—	—	—
2022	899	899	—
2023	—	—	—
2024	—	—	—
Thereafter	—	—	—
	$ 110,989	$ 12,499	$ 98,490

(1) Assumes that renewals, purchase options and borrower prepayment tenant options are not exercised.
(2) Includes month-to-month and holdover leases.
(3) Excludes $117.4 million of annualized NOI related to 68 facilities operated under a RIDEA structure by Brookdale.

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Senior Housing As of and for the quarter ended December 31, 2014, dollars in thousands INVESTMENTS Property Portfolio Property Count Investment Cash NOI Units Occupancy % EBITDARM CFC EBITDAR CFC Operating Leases: Assisted living 249 $ 3,300,277 $ 70,518 18,746 88.4 1.31x 1.11x Independent living 44 837,186 18,225 5,737 89.1 1.23x 1.08x CCRCs 11 521,148 12,903 3,091 86.4 1.29x 1.07x Direct Financing Leases: Assisted living 27 627,007 11,184 3,134 86.6 1.57x 1.24x HCR DFLs 66 881,039 15,925 4,781 82.4 N/A N/A Operating Properties (RIDEA) 68 1,616,220 29,357 9,869 86.7 N/A N/A 465 $ 7,782,877 $ 158,112 45,358 86.9 1.32x 1.12x Debt Investments Investment Interest Income Participating development loans $ 135,363 $ 2,853 Other 17,370 763 $ 152,733 $ 3,616 Total $ 7,935,610 $ 161,728

Senior Housing Operator Concentration As of and for the quarter ended December 31, 2014, dollars in thousands Property Portfolio(1) Operator Investment NOI and Interest Income Cash NOI and Interest Income Properties Occupancy % EBITDARM CFC EBITDAR CFC Count % Pooled Units Brookdale $ 4,429,329 $ 93,754 $ 88,894 255 99 27,744 87.7 1.30x 1.11x Sunrise Senior Living 1,332,977 26,079 27,727 48 98 5,561 87.7 1.45x 1.17x HCR 881,039 18,665 15,925 66 100 4,781 82.4 N/A N/A Harbor Retirement Associates 211,625 4,582 4,445 14 100 1,346 81.6 1.51x 1.27x Aegis Senior Living 182,152 3,942 4,145 10 80 701 88.9 1.27x 1.11x Capital Senior Living 180,119 4,183 4,187 15 100 1,477 85.9 1.26x 1.12x Other 718,369 16,443 16,405 57 91 3,748 87.4 1.12x 0.95x $ 7,935,610 $ 167,648 $ 161,728 465 98 45,358 86.9 1.32x 1.12x Presented for leased and operating properties, if applicable, and excludes Debt Investments.

Senior Housing Operating Portfolio As of and for the quarter ended December 31, 2014, dollars in thousands, except REVPOR NOI DIVERSIFICATION Market Investment(1) Cash NOI(2) % of total NOI IL Units AL Units 3-Month Occupancy % REVPOR Houston, TX $ 261,021 $ 4,077 13.9 1,720 — 89.6 $ 2,252 Chicago, IL 211,627 2,952 10.1 716 423 88.1 4,011 Miami, FL 99,513 2,319 7.9 409 214 94.8 3,776 Riverside, CA 70,876 1,486 5.0 42 455 93.1 4,025 Providence, RI 66,780 1,428 4.9 8 425 87.9 4,345 Tampa, FL 80,695 1,409 4.8 327 99 82.4 3,739 Phoenix, AZ 40,857 1,020 3.5 173 38 93.3 3,348 Boston, MA 73,321 880 3.0 — 227 77.8 5,490 Baltimore, MD 35,641 877 3.0 — 202 93.4 4,752 Ventura, CA 25,800 858 2.9 — 159 86.4 7,884 Other 650,089 12,051 41.0 721 3,511 83.4 4,670 $ 1,616,220 $ 29,357 100.0 4,116 5,753 86.7 $ 4,048 (1) Includes $12.6 million of capital invested during the quarter. (2) For the three months ended December 31, 2014, revenues and operating expenses were $103.4 million and $74.0 million, respectively.

Senior Housing Same Property Portfolio Dollars in thousands 4Q13 1Q14 2Q14 3Q14 4Q14 Property count 392 392 392 392 392 Investment $ 6,679,806 $ 6,691,228 $ 6,700,623 $ 6,711,684 $ 6,730,234 Units 39,007 39,006 38,971 38,966 38,930 3-month Occupancy % 87.7 87.7 87.4 87.2 87.9 EBITDARM CFC 1.35x 1.35x 1.34x 1.33x 1.32x EBITDAR CFC 1.14x 1.14x 1.13x 1.12x 1.12x NOI: Total revenues $ 168,134 $ 164,509 $ 164,888 $ 165,315 $ 169,488 Operating expenses (24,666) (24,029) (24,304) (24,206) (25,653) $ 143,468 $ 140,480 $ 140,584 $ 141,109 $ 143,835 Cash NOI: Non-cash adjustments to NOI (10,077) (12,017) (10,284) (8,475) (5,542) $ 133,391 $ 128,463 $ 130,300 $ 132,634 $ 138,293 Year-Over-Year Three-Month SPP Growth 3.7%

Post-Acute/Skilled

As of and for the quarter ended December 31, 2014, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	34	$ 212,240	$ 7,042	3,632	85.4	2.02x	1.55x
HCR DFLs	267	5,663,285	114,870	34,677	84.2	N/A	N/A
	301	**$ 5,875,525**	**$ 121,912**	**38,309**	**84.3**	**2.02x**	**1.55x**

Debt Investments	Investment	Interest Income	DSC
HC-One[1]	$ 553,729	$ 6,174	N/A
Four Seasons Health Care[2]	214,072	6,725	1.40x
Tandem/LaVie	200,399	6,826	1.33x
	$ 968,200	**$ 19,725**	
Total	**$ 6,843,725**	**$ 141,637**	

OPERATOR CONCENTRATION

				Property Portfolio[3]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR	$ 5,663,285	$ 132,098	$ 114,870	267	100	34,677	84.2	N/A	N/A
HC-One[1]	553,729	6,174	6,174	—	—	—	—	N/A	N/A
Tandem/LaVie	263,499	8,682	8,620	9	100	932	95.2	2.69x	2.17x
Four Seasons Health Care[2]	214,072	6,725	6,725	—	—	—	—	N/A	N/A
Covenant Care	70,232	2,873	2,866	12	100	1,262	84.5	1.74x	1.26x
Trilogy Health Services	41,958	1,708	1,612	5	100	614	87.7	1.88x	1.52x
Other	36,950	766	770	8	50	824	74.2	1.87x	1.37x
	$ 6,843,725	**$ 159,026**	**$ 141,637**	**301**	**99**	**38,309**	**84.3**	**2.02x**	**1.55x**

(1) Investment represents £355.1 million translated into U.S. dollars as of December 31, 2014.
(2) Investment represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of December 31, 2014.
(3) Presented for leased properties and excludes Debt Investments.

24

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 4Q13 1Q14 2Q14 3Q14 4Q14 Property count 301 301 301 301 301 Investment $ 5,741,630 $ 5,775,186 $5,804,540 $ 5,835,980 $ 5,866,919 Beds 38,353 38,334 38,324 38,328 38,309 3-month Occupancy % 83.9 83.9 85.7 84.3 83.2 NOI: Total revenues $ 136,349 $ 137,310 $ 138,014 $ 138,884 $ 139,571 Operating expenses (91) (73) (75) (77) 57 $ 136,258 $ 137,237 $ 137,939 $ 138,807 $ 139,628 Cash NOI: Non-cash adjustments to NOI (18,138) (19,102) (15,872) (16,666) (17,366) $ 118,120 $ 118,135 $ 122,067 $ 122,141 $ 122,262 Year-Over-Year Three-Month SPP Growth 3.5% SPP Metrics (excludes HCR) EBITDARM CFC 2.22x 2.17x 2.08x 2.03x 2.02x EBITDAR CFC 1.74x 1.69x 1.61x 1.56x 1.55x Quality Mix % 61.8 61.7 61.4 61.3 61.0

Post-Acute/Skilled

HCR ManorCare
Portfolio Summary

As of and for the quarter ended December 31, 2014, dollars in thousands

HCP INVESTMENT IN HCR MANORCARE

	Property Count	Investment[1]	NOI[2]	Cash NOI	Occupancy %
Assisted living	66	$ 881,039	$ 18,665	$ 15,925	82.4
Post-acute/skilled	267	5,663,285	132,098	114,870	84.2
	333	**$ 6,544,324**	**$ 150,763**	**$ 130,795**	**83.9**

For the trailing twelve months ended, dollars in thousands

HCR MANORCARE PERFORMANCE

		Facility EBITDARM		Facility EBITDAR		HCR OpCo (guarantor) Fixed Charge Coverage[4]	
	Quality Mix %[3]	Amount	CFC	Amount	CFC	As Reported	Normalized
September 30, 2014	66.8	$ 583,827	1.14x	$ 414,922	0.81x	1.05x	1.10x
December 31, 2014	66.6	$ 565,920	1.09x	$ 397,164	0.77x	1.03x	1.08x

(1) Includes accumulated DFL accretion of $539 million.

(2) Assisted living and post-acute/skilled NOI includes reductions of $1.9 million and $13.7 million, respectively, related to HCP's equity interest in HCR.

(3) Private-pay is 33.3% and Medicare is 33.5% of total revenues for the period ending September 30, 2014. Private-pay is 33.4% and Medicare is 33.2% of total revenues for the period ending December 31, 2014.

(4) HCR (guarantor) fixed charge coverage ("FCC") is based on EBITDAR that includes home health and hospice EBITDAR and corporate general and administrative expenses. As Reported EBITDAR also includes non-cash accrual charges for general and professional liability claims of $24 million that are excluded for purposes of calculating normalized FCC. HCR's fixed charges include cash rent and cash interest expense.

26

Life Science As of and for the quarter ended December 31, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % San Francisco 75 $ 2,749,840 $ 45,094 4,677 94.7 San Diego 23 660,677 11,277 1,731 95.0 Other 13 237,988 5,698 913 98.5 111 $ 3,648,505 $ 62,069 7,321 95.2 SAME PROPERTY PORTFOLIO 4Q13 1Q14 2Q14 3Q14 4Q14 Property count 106 106 106 106 106 Investment $ 3,370,169 $ 3,385,120 $ 3,406,362 $ 3,430,894 $ 3,459,843 Square feet 6,859 6,859 6,861 6,862 6,870 Occupancy % 92.3 91.5 92.9 94.4 95.3 NOI: Total revenues $ 74,215 $ 72,776 $ 74,523 $ 74,481 $ 75,429 Operating expenses (14,125) (12,493) (13,633) (13,817) (14,169) $ 60,090 $ 60,283 $ 60,890 $ 60,664 $ 61,260 Cash NOI: Non-cash adjustments to NOI (2,916) (2,323) (2,515) (1,935) (1,778) $ 57,174 $ 57,960 $ 58,375 $ 58,729 $ 59,482 Year-Over-Year Three-Month SPP Growth 4.0%

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total San Francisco San Diego Other Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues Square Feet Annualized Revenues 2015(1) 280 4 $ 9,076 3 75 $ 1,293 205 $ 7,783 — $ — 2016 375 5 10,165 4 319 8,594 56 1,571 — — 2017 911 13 31,876 12 447 16,420 310 12,239 154 3,217 Thereafter 5,405 78 210,259 81 3,586 162,072 1,073 28,494 746 19,693 6,971 100 $ 261,376 100 4,427 $ 188,379 1,644 $ 50,087 900 $ 22,910 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of September 30, 2014 6,788 $ 37.83 Redevelopments 137 18.40 $ 39.68 $ 3.76 118 Expirations (180) 40.65 Renewals, amendments and extensions 93 34.96 16.7 4.16 7.58 46 64% New leases 133 37.01 151.10 13.10 76 Leased Square Feet as of December 31, 2014 6,971 $ 37.50 (1) Includes month-to-month and holdover leases.

Oyster Point San Francisco, CA Life Science 29 As of December 31, 2014, dollars and square feet in thousands TENANT CONCENTRATION Square Feet Annualized Revenues Amount % of Total Amount % of Total Amgen 684 10 $ 44,547 17 Genentech 856 12 43,596 17 Rigel Pharmaceuticals 147 2 14,397 6 LinkedIn Corporation 373 5 13,460 5 Exelixis, Inc. 295 4 13,122 5 Google 290 4 9,527 4 Myriad Genetics 310 4 7,673 3 Takeda 166 2 7,244 3 General Atomics 397 6 6,323 2 ARUP 324 5 5,661 2 Other 3,129 46 95,826 36 6,971 100 $ 261,376 100

Medical Office As of and for the quarter ended December 31, 2014, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % Healthcare System Affiliated % On-campus 164 $ 2,289,928 $ 46,977 12,084 91.1 100.0 Off-campus 51 734,025 13,094 3,138 89.2 72.1 215 $ 3,023,953 $ 60,071 15,222 90.8 94.3 SAME PROPERTY PORTFOLIO 4Q13 1Q14 2Q14 3Q14 4Q14 Property count 204 204 204 204 204 Investment $ 2,605,783 $ 2,617,236 $ 2,627,733 $ 2,637,429 $ 2,670,378 Square feet 13,849 13,868 13,868 13,868 13,868 Occupancy % 92.2 91.6 91.4 91.3 91.2 NOI: Total revenues $ 86,020 $ 88,007 $ 88,645 $ 87,605 $ 87,731 Operating expenses (32,087) (33,295) (34,186) (34,767) (32,535) $ 53,933 $ 54,712 $ 54,459 $ 52,838 $ 55,196 Cash NOI: Non-cash adjustments to NOI 350 (704) (485) 670 (81) $ 54,283 $ 54,008 $ 53,974 $ 53,508 $ 55,115 Year-Over-Year Three-Month SPP Growth 1.5%

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues 2015(1) 2,242 16 $ 52,546 17 1,849 $ 44,226 393 $ 8,320 2016 1,681 12 37,273 12 1,499 33,643 182 3,630 2017 2,190 16 51,006 16 1,717 40,377 473 10,629 Thereafter 7,701 56 175,477 55 5,949 137,013 1,752 38,464 13,814 100 $ 316,302 100 11,014 $ 255,259 2,800 $ 61,043 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents (2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of September 30, 2014 13,511 $ 23.53 Acquisitions / Redevelopments 307 20.59 Expirations (883) 26.60 Renewals, amendments and extensions 788 24.87 (1.3) $ 14.23 $ 4.39 63 81% New leases 178 23.02 28.08 7.03 70 Terminations (87) 23.29 Leased Square Feet as of December 31, 2014 13,814 $ 23.40 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

Hospital As of and for the quarter ended December 31, 2014, dollars in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Beds Occupancy % (1) EBITDARM CFC EBITDAR CFC Acute care 5 $ 380,191 $ 15,259 1,508 48.5 6.68x 6.23x Other 11 213,857 5,988 713 60.2 3.27x 2.99x 16 $ 594,048 $ 21,247 2,221 53.6 5.77x 5.37x Debt Investments Investment Interest Income Delphis $ 17,470 $ — Total $ 611,518 $ 21,247 SAME PROPERTY PORTFOLIO 4Q13 1Q14 2Q14 3Q14 4Q14 Property count 16 16 16 16 16 Investment $ 592,360 $ 592,360 $ 593,548 $ 593,717 $ 594,048 Beds 2,221 2,221 2,221 2,221 2,221 3-month Occupancy %(1) 51.4 51.5 56.8 53.6 52.7 EBITDARM CFC 5.80x 5.85x 5.85x 5.73x 5.77x EBITDAR CFC 5.40x 5.44x 5.44x 5.32x 5.37x NOI: Total revenues $ 21,039 $ 21,532 $ 21,255 $ 21,547 $ 22,123 Operating expenses (985) (947) (895) (950) (981) $ 20,054 $ 20,585 $ 20,360 $ 20,597 $ 21,142 Cash NOI: Non-cash adjustments to NOI 67 66 106 130 142 $ 20,121 $ 20,651 $ 20,466 $ 20,727 $ 21,284 Year-Over-Year Three-Month SPP Growth 5.8% (1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

Investment Management Platform Unconsolidated Joint Venture As of and for the quarter ended December 31, 2014, dollars and square feet in thousands INVESTMENTS Total Medical Office (1) Life Science HCP’s ownership percentage 20% - 30% 50% - 63% Joint venture’s Investment $ 983,848 $ 833,610 $ 150,238 Joint venture’s mortgage debt 463,997 463,997 — HCP’s net equity Investment(2) 103,987 33,654 70,333 Property count 74 70 4 Square feet 3,391 278 Occupancy % 83.0 84.9 SELECTED FINANCIAL DATA Three Months Ended December 31, 2014 Joint Venture Results: Medical Office (1) Life Science Total revenues $ 20,037 $ 2,935 Operating expenses (8,048) (793) NOI $ 11,989 $ 2,142 Depreciation and amortization (7,547) (312) General and administrative expenses (816) (94) Interest expense and other (7,346) — Net income (loss) $ (3,720) $ 1,736 Depreciation and amortization 7,547 312 FFO $ 3,827 $ 2,048 Non-cash adjustments to NOI (268) (122) Leasing costs and tenant and capital improvements (4,770) (118) FAD $ (1,211) $ 1,808 (1) Includes four hospitals with a capacity of 155 beds, Investment of $81.4 million, NOI of $1.4 million, and Cash NOI of $1.1 million as of and for the quarter ended December 31, 2014. (2) Represents the carrying value of the Company’s equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level. HCP’s Pro Rata Share: NOI $ 2,658 $ 1,252 Net income (loss) (774) 1,022 FFO 865 1,200 FAD (282) 1,059

Entrance Fee CCRC Portfolio

Unconsolidated Joint Venture

As of and for the quarter ended December 31, 2014, dollars in thousands except per unit

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,208,373	CCRC campuses	14
Joint venture's mortgage debt (excludes Entrance Fees)	$ 202,126	Units	6,839
HCP's equity ownership	49%	Occupancy	84.5%
HCP's net equity Investment[1]	$ 456,796	REVPOR	$ 4,905

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	195
# of refunds	158
Total Entrance Fee proceeds	$24,430
Refunds of Entrance Fees	$12,415
Non-refundable Entrance Fee %	73

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 84,992	$ 41,647	$ 41,647
Operating expenses	(74,197)	(36,357)	(37,068)
Non-refundable Entrance Fee sales, net[2]	554	271	7,414
NOI	**$ 11,349**	**$ 5,561**	**$ 11,993**
Interest expense and other	(1,537)	(753)	(1,023)
Depreciation and amortization	(18,611)	(9,119)	—
Other items	418	205	205
Net income	**$ (8,381)**	**$ (4,106)**	**$ —**
Depreciation and amortization	18,611	9,119	—
FFO/FAD	**$ 10,230**	**$ 5,013**	**$ 11,175**

(1) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

34

Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges and gain upon consolidation of joint venture. Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s operating performance between quarters as well as annual periods, and to the operating performance of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments (if applicable). EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. REPORTING Definitions

Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to occupying the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities and 2% for hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/ skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease- up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Investment Management Platform, HCR and the CCRC JV is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings press release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings press release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO Payout Ratio* Dividends declared per common share divided by diluted FFO or FFO as adjusted per common share for a given period. The ratio is a supplemental measure of the portion of FFO or FFO as adjusted being declared as dividends to common stockholders. The ratio is subject to the same limitations and qualifications as FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities and (ii) the carrying amount of DFLs and Debt Investments. REPORTING Definitions

Investment Management Platform (“IMP”) Includes the following unconsolidated joint ventures: (i) four life science properties in three joint ventures in which the Company’s interests range from 50%-63%, (ii) HCP Ventures III, a medical office joint venture in which the Company owns an effective interest of 25.5% consisting of an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, and (iii) HCP Ventures IV, a medical office joint venture in which the Company holds a 20% interest. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Investment Management Platform, HCR and the CCRC JV. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings press release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/ skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and Debt Investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months and one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the most recent quarter end. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. REPORTING Definitions

Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Investment Management Platform, HCR and the CCRC JV is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform, HCR and CCRC JV. Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform and its equity interest in HCR, after adding back accumulated depreciation and amortization. Total Market Capitalization Total Debt plus Total Market Equity. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock (if applicable) multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform, HCR and the CCRC JV. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. REPORTING Definitions * Non-GAAP Supplemental Measures Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio and Yield are supplemental non-GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release.

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended December 31, Year Ended December 31, 2014 2013 2014 2013 Net income $ 199,630 $ 297,639 $ 936,591 $ 985,006 Interest expense: Continuing operations 114,987 109,603 439,742 435,252 Discontinued operations — — — 576 Income taxes: Continuing operations (2,590) 2,261 250 5,815 Discontinued operations — 30 5 54 Depreciation and amortization of real estate, in-place lease and other intangibles: Continuing operations 116,499 106,140 459,995 423,312 Discontinued operations — 1,258 — 5,862 Equity income from unconsolidated joint ventures (10,182) (20,155) (49,570) (64,433) HCP’s share of unconsolidated JV EBITDA(1) 9,453 3,606 20,960 14,906 Other joint venture adjustments 15,459 15,617 62,654 62,598 EBITDA $ 443,256 $ 515,999 $ 1,870,627 $ 1,868,948 Transaction-related items 4,269 117 (18,856) 6,191 Severance-related costs — 870 — 27,244 Impairments of equity method investment 35,913 — 35,913 — Impairments (recoveries) — 1,372 — 1,372 Gain on sales of real estate (3,288) (60,681) (31,298) (69,866) Adjusted EBITDA $ 480,150 $ 457,677 $ 1,856,386 $ 1,833,889 (1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR and the CCRC JV.

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended December 31, Year Ended December 31, 2014 2013 2014 2013 Adjusted EBITDA $ 480,150 $ 457,677 $ 1,856,386 $ 1,833,889 Interest expense: Continuing operations 114,987 109,603 439,742 435,252 Discontinued operations — — — 576 HCP’s share of unconsolidated JV interest expense(1) 2,375 1,604 7,391 6,389 Capitalized interest 2,177 2,642 10,362 13,494 Fixed Charges $ 119,539 $ 113,849 $ 457,495 $ 455,711 Adjusted Fixed Charge Coverage 4.0x 4.0x 4.1x 4.0x TOTAL GROSS ASSETS December 31, 2014 December 31, 2013 Consolidated total assets $ 21,369,940 $ 20,075,870 Investments in and advances to unconsolidated joint ventures (605,448) (196,576) Accumulated depreciation and amortization 2,600,152 2,257,187 Accumulated depreciation and amortization from assets held for sale — 11,920 Consolidated Gross Assets $ 23,364,644 $ 22,148,401 HCP’s share of unconsolidated JV assets(1) 1,088,589 267,102 HCP’s share of unconsolidated JV accumulated depreciation and amortization(1) 55,803 50,128 Total Gross Assets $ 24,509,036 $ 22,465,631 (1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR and the CCRC JV.

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. Brian G. Cartwright Senior Advisor Patomak Global Partners LLC Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG David B. Henry Vice Chairman, President and Chief Executive Officer Kimco Realty Corporation James Hoffmann Former Partner and Senior Vice President Wellington Management Company Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Peter L. Rhein General Partner Sarlot & Rhein Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health Senior Management Lauralee E. Martin President and Chief Executive Officer Jonathan M. Bergschneider Executive Vice President Life Science Estates Paul F. Gallagher Executive Vice President and Chief Investment Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations Thomas M. Klaritch Executive Vice President Medical Office Properties James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Timothy M. Schoen Executive Vice President and Chief Financial Officer Susan M. Tate Executive Vice President Kendall K. Young Executive Vice President Senior Housing

Brookdale First Colony Houston, TX Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to risks relating to the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants and operators, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; the ability of the Company’s tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and reliance on its partners’ financial condition and continued cooperation; the risk that the Company may not be able to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund 42 Continued

its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; and the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward- looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. Medical Office Philadelphia, PA Forward Looking Statements & Risk Factors (Continued) 43

our commitment STRATEGY EXECUTION RESULTS Corporate Headquarters 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407-0700 Nashville Office 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 San Francisco Office 400 Oyster Point Boulevard, Suite 409 South San Francisco, CA 94080 Los Angeles Office 11150 Santa Monica Boulevard, Suite 1600 Los Angeles, CA 90025 London Office 24 Berkeley Square London, WIJ 6HE